Exhibit 10.49(b)

AMENDMENT AGREEMENT NO. 2

OF 18 JANUARY 2008

TO THE

AMD FAB 36 COST PLUS AGREEMENT

OF 21 APRIL 2004

BY AND BETWEEN

AMD FAB 36 HOLDING GMBH

AND

AMD FAB 36 LIMITED LIABILITY COMPANY & CO. KG

Fab 36 Cost Plus Amendment No. 2

This AMENDMENT AGREEMENT NO.2 TO THE AMD FAB 36 COST PLUS AGREEMENT OF 21 APRIL 2004 is concluded on 18 January 2008 by and between

AMD Fab 36 Holding GmbH,

Wilschdorfer Landstr. 101, 01109 Dresden

- hereinafter: “AMD Fab 36 Holding” -

and

AMD Fab 36 Limited Liability Company & Co. KG

Wilschdorfer Landstr. 101, 01109 Dresden

- hereinafter: “AMD Fab 36” -

Fab 36 Cost Plus Amendment No. 2

Preamble

AMD Fab 36 Holding and AMD Fab 36 are parties to the AMD Fab 36 Cost Plus Agreement of 21 April 2004 (hereinafter: the “AMD Fab 36 Cost Plus Agreement”), amended by Amendment Agreement No.1 of 28 September 2006.

The Parties now intend to amend the AMD Fab 36 Cost Plus Agreement as regards the calculation of total costs and of the percentage rate applicable to such costs.

NOW, therefore, the Parties agree as follows:

Article I

Amendment of the AMD Fab 36 Cost Plus Agreement

1.	Amendment of Applicable Percentage Rate in Article II, Clause 2 (b)

The “applicable percentage rate” pursuant to Article II Clause 2(b) of the AMD Fab 36 Cost Plus Agreement is now 112.5 % instead of 115%.

2.	Deletion of paragraphs (j) and (k) within the Definition “(6) ‘Total Costs’” in Schedule 1

Paragraphs (j) and (k) within the definition “(6) ‘Total Costs’” in Schedule 1 of the AMD Fab 36 Cost Plus Agreement shall be deleted. The semicolon at the end of paragraph (i) shall be replaced by a full stop.

Article II

Other Provisions

1.	This Agreement is governed by the laws of the Federal Republic of Germany. Application of the UN CISG of 11 April 1980 is expressly excluded.

2.a)	The Parties shall endeavor to reach an amicable settlement of each and any dispute arising from or in connection with the present Agreement and its implementation, including all questions concerning its existence, validity, termination or performance, or in connection with agreements relating to the performance of this Agreement.

Fab 36 Cost Plus Amendment No. 2

b)	If one of the Parties declares that a reasonable attempt to reach an amicable settlement of a dispute mentioned in para. (a) above has failed, then such dispute shall be decided with final force and to the exclusion of the courts of general jurisdiction, by three (3) arbitrators within arbitration proceedings conducted in accordance with the Arbitration Rules of the German Institution of Arbitration e.V. (DIS). The arbitration proceedings shall take place in Dresden, Germany. The German Code of Civil Procedure (ZPO) shall apply subsidiarily to the Arbitration Rules.

c)	The language of the arbitration proceedings is German. All documents that do not exist in the German language shall be translated into German for the arbitration proceedings, unless otherwise agreed by the parties to such proceedings.

d)	The arbitration award shall be issued in writing. The arbitration court shall decide on the costs of the arbitration proceedings and on the apportionment of expenses among the individual parties to the arbitration proceedings.

3.	The German version of this Agreement shall govern.

4.	Amendments and supplements to this Agreement have to be in writing in order to be valid. This requirement of written form can be waived only in writing.

5.	Should current or future provisions of this Agreement be or become invalid or unenforceable in whole or in part, this shall not affect the validity of the remaining provisions hereof. The same applies if a gap in this Agreement emerges. The invalid or unenforceable provision shall be replaced, or the gap filled, by an appropriate provision which, insofar as permissible, comes closest to what the contracting parties intended or would have intended in accordance with the purpose hereof, had they considered the issue at the conclusion of this Agreement. This also applies if the invalidity of a provision is based on agreed performance standards or standardized deadlines (set period, date) laid down herein; in such cases the agreed standards shall be replaced by permissible performance standards or deadlines (set period, date) coming as close as possible to what was intended.

Fab 36 Cost Plus Amendment No. 2

6.	In case of disputes arising between the contracting parties on the basis of Clauses 4 and 5 above, the arbitration court (Clause 2 above) shall be entitled to determine with binding force the provision which shall apply hereunder.

7.	All provisions of the AMD Fab 36 Cost Plus Agreement that are not amended pursuant to Art. I of this Agreement shall remain unchanged.

8.	This Agreement shall take effect on 01 January 2008.

[Signature page to follow]

Fab 36 Cost Plus Amendment No. 2

/s/ Dr. Hans-Raimund Deppe	/s/ Thomas M. McCoy
AMD Fab 36 Limited Liability Company & Co. KG, represented by AMD Fab 36 LLC Dr. Hans-Raimund Deppe Manager	AMD Fab 36 Holding GmbH Thomas M. McCoy Managing Director

Acknowledged and consent given:

/s/ Faina Medzonsky
Advanced Micro Devices, Inc.
Name: Faina Medzonsky
Title: Assistant General Counsel and Assistant Secretary

Fab 36 Cost Plus Amendment No. 2